Exhibit No. 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of BoomJ, Inc. (the “Company”) hereby certifies based on his knowledge that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

November 14, 2008	/s/ Robert J. McNulty
Robert J. McNulty, Principal Executive Officer

November 14, 2008	/s/ Mark V Noffke
Mark V. Noffke, Principal Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BoomJ, Inc. and will be retained by BoomJ, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an Exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.